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CUSIP No. 182707 10 9                                              SCHEDULE 13G

                                   EXHIBIT 1

                                   AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Clarus Corporation.

     EXECUTED as a sealed instrument this 18th day of February, 1999.

                                        TECHNOLOGY VENTURES, L.L.C.


                                        BY: /s/ Joseph S. McCall
                                           -------------------------------------
                                           JOSEPH S. MCCALL, Manager


                                            /s/ Joseph S. McCall          (SEAL)
                                           -------------------------------------
                                           JOSEPH S. MCCALL